Exhibit (a)(1)(v)

NOTICE OF GUARANTEED DELIVERY

(Not to be used for Signature Guarantee)

for

Tender of Shares of Common Stock

of

ACV Auctions Inc.

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE ONE MINUTE FOLLOWING 11:59 P.M., EASTERN TIME, ON SEPTEMBER 30, 2026, UNLESS THE OFFER IS EXTENDED OR

EARLIER TERMINATED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED,

THE “EXPIRATION TIME”).

As set forth in Section 3 of the Offer to Purchase (as defined below), this form must be used to accept the Offer (as defined below) if (1) the Share Certificates (as defined in the Offer to Purchase) evidencing Shares are not immediately available, (2) the procedure for delivery by book-entry transfer described in Section 3 of the Offer to Purchase cannot be completed prior to the Expiration Time, or (3) time will not permit the Share Certificates and all other required documents to reach the Depositary prior to the Expiration Time. This form, signed and properly completed, must be delivered by mail or overnight delivery, or transmitted by email, to the Depositary. In the case of Shares (as defined in the Offer to Purchase) held through The Depositary Trust Company (“DTC”), this form must be delivered to the Depositary (as defined below) by means of the confirmation system of DTC. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

Computershare Trust Company, N.A.

By Registered, Certified Mail or Overnight Courier: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions; COY: ACVA 150 Royall Street, Suite V Canton, MA 02021	By First Class Mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions; COY: ACVA P.O. Box 43011 Providence, RI 02940-3011

If delivering by email:

canoticeofguarantee@computershare.com

This email address is only for the notice of guaranteed delivery for positions held through DTC and cannot be used for purposes of emailing the Letter of Transmittal (defined below) to participate in the Offer. All Letters of Transmittal must be delivered to Computershare at one of the physical addresses above prior to the Expiration Time.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR EMAIL ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

VOLUNTARY CORPORATE ACTIONS; COY: ACVA

Deliveries to Copart, Purchaser or the Information Agent for the Offer will not constitute valid delivery and may not be forwarded to the Depositary. Deliveries to The Depository Trust Company will not constitute valid delivery to the Depositary.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “eligible institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

CAPITALIZED TERMS USED HEREIN WITHOUT DEFINITION HAVE THE MEANINGS ASCRIBED TO THEM IN THE OFFER TO PURCHASE (AS DEFINED BELOW).

VOLUNTARY CORPORATE ACTIONS; COY: ACVA

Ladies and Gentlemen:

The undersigned acknowledges receipt of the Offer to Purchase dated September 17, 2026 (the “Offer to Purchase”) and the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase, as they may be amended and supplemented from time to time, the “Offer”) and hereby tenders to Apple Merger Sub, Inc., a Delaware corporation (“Purchaser”), on the terms and subject to the conditions set forth in the Offer to Purchase, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. Unless the context otherwise requires, all references to the “Shares” refer to shares of common stock, par value $0.001 per share, of ACV Auctions Inc., a Delaware corporation.

Number of Shares to be tendered: __________________________ Shares

Share Certificate No(s). (if available): __________________________

☐ Check here if Shares will be tendered by book-entry transfer to the Depositary’s account at The Depository Trust Company.

Name of Tendering Institution: __________________________

DTC Account No.: __________________________

VOLUNTARY CORPORATE ACTIONS; COY: ACVA

SIGN HERE

Signature(s): ____________________________________________________

Name(s) of Registered Holder(s): ____________________________________________________

(Please Print or Type)

Address(es): ____________________________________________________

Daytime Area Code and Telephone Number: (______) __________________________

Dated: __________________________

VOLUNTARY CORPORATE ACTIONS; COY: ACVA

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

GUARANTEE OF DELIVERY

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, or is otherwise an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), hereby guarantees (1) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of Shares complies with Rule 14e-4 under the Exchange Act, and (3) to deliver to the Depositary the Share Certificates evidencing all tendered Shares, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in each case together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, by 5:00 p.m., Eastern Time, within one business day after the date of execution of this Notice of Guaranteed Delivery.

The eligible institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary, or comply with the procedures for book-entry transfer, within the time period shown herein. Failure to do so could result in financial loss to such eligible institution.

Name of Firm: ____________________________________________________

Authorized Signature: ____________________________________________________

Name(s) of Registered Holder(s): ____________________________________________________

(Please Print or Type)

Title: ____________________________________________________

Address: ____________________________________________________

Daytime Area Code and Telephone Number: (______) __________________________

Dated: __________________________

VOLUNTARY CORPORATE ACTIONS; COY: ACVA